Exhibit 10.7

FORM OF

AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT

THIS AMENDED AND RESTATED ADMINISTRATIVE SERVICES AGREEMENT (this “Agreement”) is made and entered into effective as of             , 2017, by and between Solaris Oilfield Infrastructure, Inc., a corporation organized under the laws of the state of Delaware (the “Corporation”), and Solaris Oilfield Infrastructure, LLC, a Delaware limited liability company (the “Company;” together with the Corporation, the “Service Recipients” and individually, a “Service Recipient”), on the one hand, and Solaris Energy Management, LLC, a Delaware limited liability company (the “Service Provider”), on the other hand.

RECITALS:

Each of the Service Recipients is involved in the oilfield industry and in connection therewith, owns or may in the future acquire from time to time properties and operations (the “Properties”). The Service Provider provides certain administrative, management and related services to organizations in the oilfield industry.

The Service Recipients desire to engage the Service Provider to provide services in connection with their businesses, and to engage the Service Provider to provide certain services to and for the benefit of the Service Recipients and their subsidiaries that are described more particularly herein.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto do hereby agree as follows:

ARTICLE I

DEFINITIONS AND REFERENCES

Section 1.1. Definitions.

In addition to the other terms that are expressly defined in this Agreement, when used in this Agreement, the following terms have the respective meanings assigned to them in this Section 1.1:

“Affiliate” means, with respect to a Person, any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with the first Person. For the avoidance of doubt, the Service Recipients are Affiliates of each other and the Service Provider is not an Affiliate of the Service Recipients, for the purposes of the Agreement.

“Agreement” means this Amended and Restated Administrative Services Agreement, as hereafter amended, restated or otherwise modified in accordance with the terms hereof.

“Board” means the Service Recipient’s board of directors or board of managers, as applicable.

“Business Day” means any day other than a Saturday, Sunday or legal holiday on which banks in Houston, Texas or New York, New York, are authorized or obligated by law to close.

“Claim” has the meaning set forth in Section 2.5(c)(i).

“Confidential Information” has the meaning set forth in Section 8.9.

“Entity” means any corporation, limited liability company, general partnership, limited partnership, venture, trust, business trust, unincorporated association, estate or other entity.

“Governmental Entity” means any court or tribunal in any jurisdiction (domestic or foreign) or any governmental or regulatory body, agency, department, commission, board, bureau or other authority, arbitrator or instrumentality (domestic or foreign).

“Indemnitee” has the meaning set forth in Section 2.5(c)(i).

“Officer” means any officer of the Service Recipients.

“Person” means any individual or Entity.

“Properties” has the meaning set forth in the recitals hereof.

“Service Provider” has the meaning set forth in the introductory paragraph hereof.

“Service Recipients” has the meaning set forth in the introductory paragraph hereof.

“Service Recipients Indemnitee” has the meaning set forth in Section 2.5(c)(ii).

Section 1.2. References and Construction. In this Agreement: (a) unless the context requires otherwise, all references in this Agreement to sections, subsections or other subdivisions shall be deemed to mean and refer to sections, subsections or other subdivisions of this Agreement; (b) titles appearing at the beginning of any subdivision are for convenience only and shall not constitute part of such subdivision and shall be disregarded in construing the language contained in such subdivision; (c) the words “this Agreement,” “this instrument,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited; (d) words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires; pronouns in masculine, feminine and neuter genders shall be construed to include any other gender; (e) examples shall not be construed to limit, expressly or by implication, the matters they illustrate; (f) the word “or” is not exclusive and the word “includes” and its derivatives means “includes, but is not limited to” and corresponding derivative expressions; (g) no consideration shall be given to the fact or presumption that one party had a greater or lesser hand in drafting this Agreement; (h) all references herein to “$” or “dollars” shall refer to U.S. dollars; and (i) unless the context otherwise requires or unless otherwise provided herein, any reference herein to a particular agreement, instrument or document shall also refer to and include all renewals, extensions, modifications, amendments or restatements of such agreement, instrument, or document.

ARTICLE II

SCOPE OF SERVICES TO BE PROVIDED

Section 2.1. Engagement.

(a) On the terms and subject to the conditions and qualifications set forth in this Agreement, the Service Recipients hereby engage the Service Provider, and the Service Provider hereby accepts such engagement, to provide the services set forth in Section 2.1(b) hereunder; provided, however, that notwithstanding the foregoing or anything else herein to the contrary, in connection with the performance of its duties and obligations hereunder, the Service Provider shall not (nor any of the Service Provider’s officers or other agents or representative acting on its behalf) have the authority or be permitted to take, in the name or on behalf of either Service Recipient or any subsidiary thereof, any action that requires the prior approval of such Service Recipient’s Board or pursuant to any action of such Service Recipient’s Board as to which the Service Provider has been notified, unless and until such approval of the Board has been obtained.

(b) Except as otherwise limited in this Agreement, the Service Provider shall, in accordance with the standards set forth in Section 2.5, take all appropriate actions on behalf of the Service Recipients to assist in the administration of certain functions of each Service Recipient, including the following matters (in each case, as requested and supervised by the Service Recipient’s Chief Executive Officer, President, any Vice President or the Board in accordance with any action of the Board):

(i) assisting in the maintenance of the books and records, including accounting and other records and files necessary and appropriate for the proper conduct by the Service Recipients of their businesses and operations;

(ii) assisting each Service Recipient and its subsidiaries’ compliance with credit facilities or other indebtedness of such Service Recipient or its subsidiaries, including negotiating and interfacing with the Service Recipient’s lenders;

(iii) providing or procuring legal, human resources, information technology, secretarial, reception, office management support and other services as necessary for the operation of the businesses of the Service Recipients;

(iv) providing such clerical and bookkeeping services as are necessary and appropriate for the conduct of the businesses of the Service Recipients, including maintenance of general records of each Service Recipient;

(v) assembling and collating such data and reports as are requested by any Officer of each Service Recipient or as Service Provider deems appropriate in connection with the ownership, management or operation of the Service Recipients;

(vi) assisting in the making of all filings and assisting in the obtaining of all licenses, permits and approvals from any Governmental Entity as may be necessary or appropriate under applicable law or regulation in connection with the operations or businesses of the Service Recipients and submitting any application, filing or notice for the renewal of any existing licenses;

(vii) in connection with the accounting firm retained by a Service Recipient to audit such Service Recipient’s financial statements and/or prepare financial information regarding a Service Recipient, preparing accounting entries for, causing to be issued and causing to be certified such periodic financial statements as may be necessary, appropriate or required under any agreement binding upon a Service Recipient;

(viii) providing use of office premises, office supplies and office equipment, including telephones, fax machines, printers, and copiers for administrative, managerial and related staff; and

(ix) performing such other acts which are necessary or appropriate to carry out and administer its obligations hereunder, or as requested by the Officers of a Service Recipient.

Section 2.2. Limitation on Powers and Duties. The Service Provider’s duties and obligations are limited under this Agreement to the availability of the resources of the Service Recipients to pay for the same, and to the extent the Service Recipients fails to timely pay the Service Provider amounts due for services provided under this Agreement, then the Service Provider shall not be under any obligation to provide services under this Agreement for either Service Recipient until such amounts are paid in full. Notwithstanding the provisions of Section 2.1 or any other provision of this Agreement to the contrary, without the prior approval of the Board of a Service Recipient, the Service Provider shall not:

(a) amend, change or modify this Agreement;

(b) enter into any transaction binding such Service Recipient or any agreement binding on such Service Recipient with, or grant any waiver binding on such Service Recipient to, any Affiliate of the Service Provider in connection with the services provided for hereunder;

(c) make any election or take any other action that requires approval of the Board of such Service Recipient; or

(d) enter into any transaction or agreement involving such Service Recipient that is not expressly approved by the Board of such Service Recipient, if prior approval of such Service Recipient’s Board is required.

Section 2.3. Services. The Service Provider agrees to provide and furnish all requisite accounting, financial, and administrative support services as is reasonably necessary in order to perform its duties and obligations under this Article II, including:

(a) the services of its executive and other officers, engineers, accountants and other support personnel and other employees;

(b) the use of a portion of the Service Provider’s office premises and certain office equipment and supplies, including telephones, computers, fax machines, printers, and copiers;

(c) the use of portions of the Service Provider’s information technology systems; and

(d) without limiting Section 2.2(b) and Section 2.3(c), other reasonably necessary general and administrative services.

Notwithstanding anything to the contrary contained in this Agreement, the Service Provider may delegate its duties hereunder (but shall remain responsible for the performance thereof) to one or more of its Affiliates and Service Provider may engage one or more contractors to perform its duties hereunder.

Section 2.4. Retention of Professionals. Subject to the limitations of Section 2.1 and Section 2.2, from time to time either Service Recipient may request that during the term of this Agreement the Service Provider act as its agent in connection with such Service Recipient’s retention of certain third party professionals and other service providers which are needed to provide the services to be provided by the Service Provider hereunder. The Service Provider may furnish and receive correspondence, data, instructions and notices on behalf of such Service Recipient but shall not have any authority to execute on such Service Recipient’s behalf, without such Service Recipient’s consent, contracts or engagement agreements with any such professional or service provider which require such Service Recipient to secure the consent or approval of its Board in order to enter into the same, as contemplated by the organizational documents of such Service Recipient or any other agreement to which such Service Recipient is a party (so long as the Service Provider is provided a copy of each such other agreement). All costs or fees payable to such professionals and other service providers shall be borne by the Service Recipient for who such services are performed.

Section 2.5. Standard of Care; Indemnification.

(a) In supervising, administering and managing the business and affairs of each Service Recipient pursuant to this Article II, the Service Provider shall perform all of its duties in accordance with reasonable and prudent practices of the oil and gas industry, in good faith, with due diligence and dispatch and in compliance with all applicable laws and the terms of the organizational documents of such Service Recipient, this Agreement, and all other agreements binding upon such Service Recipient (so long as the Service Provider is provided a copy of each such other agreement). In addition, the Service Provider shall have a fiduciary duty to each Service Recipient with respect to the maintenance and safekeeping of such Service Recipient’s funds in the possession of the Service Provider or otherwise under the control or management of the Service Provider hereunder.

(b) Neither the Service Provider, its Affiliates, nor its or their respective partners, members, officers, directors, managers, employees or agents, shall be liable, responsible, or accountable in damages or otherwise to the Service Recipients or their respective owners for any action taken or failure to act (EVEN IF SUCH ACTION OR FAILURE TO ACT

CONSTITUTED THE SOLE, CONCURRENT OR COMPARATIVE NEGLIGENCE OF SERVICE PROVIDER OR SUCH AFFILIATE, PARTNER, MEMBER, OFFICER, MANAGER, DIRECTOR, EMPLOYEE OR AGENT) in connection with the operations, business and affairs of the Service Recipients, unless such act or failure to act was the result of bad faith, fraud, willful or intentional misconduct or criminal wrongdoing or gross negligence. IN NO EVENT SHALL THE SERVICE PROVIDER EVER BE LIABLE TO ANY SUCH PARTY UNDER THIS AGREEMENT OR IN CONNECTION WITH SERVICES PROVIDED HEREUNDER FOR ANY PUNITIVE, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES, LOSS OF PROFIT OR OTHER SIMILAR DAMAGE OR LOSS, WHETHER IN TORT, CONTRACT OR OTHERWISE.

(c) Without limitation of Section 2.5(b):

(i) THE SERVICE RECIPIENTS SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE SERVICE PROVIDER AND ITS OWNERS, MANAGERS, OFFICERS, AFFILIATES, EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE “INDEMNITEES” AND INDIVIDUALLY, AN “INDEMNITEE”) FROM ANY AND ALL LOSSES, LIABILITIES, COSTS, EXPENSES, JUDGMENTS, FINES, SETTLEMENTS AND OTHER AMOUNTS (INCLUDING REASONABLE ATTORNEYS’ FEES AND EXPENSES) ARISING FROM ANY CLAIMS, DEMANDS, ACTIONS, SUITS OR PROCEEDINGS, CIVIL, CRIMINAL, ADMINISTRATIVE OR INVESTIGATIVE (EACH, A “CLAIM”), IN WHICH THE INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, BY REASON OF OR IN ANY WAY ARISING OUT OF THIS AGREEMENT OR THE SERVICE PROVIDER’S PROVISION OF SERVICES AS AGENT HEREUNDER; PROVIDED, HOWEVER, THAT NO INDEMNITEE SHALL BE INDEMNIFIED BY THE SERVICE RECIPIENTS FOR (A) ANY ACTS OR OMISSIONS BY THE INDEMNITEE THAT CONSTITUTE OR RESULT FROM SUCH INDEMNITEE’S BAD FAITH, FRAUD, WILLFUL OR INTENTIONAL MISCONDUCT, CRIMINAL WRONGDOING, OR GROSS NEGLIGENCE, OR (B) ANY CLAIM INITIATED BY AN INDEMNITEE UNLESS THAT CLAIM WAS BROUGHT TO ENFORCE THAT INDEMNITEE’S RIGHT TO INDEMNIFICATION UNDER THIS SECTION 2.5(c) AND SUCH INDEMNITEE IS ACTUALLY ENTITLED TO INDEMNIFICATION.

(ii) THE SERVICE PROVIDER SHALL INDEMNIFY, DEFEND AND HOLD HARMLESS THE SERVICE PROVIDERS AND ITS OWNERS, MEMBERS, MANAGERS, OFFICERS, DIRECTORS, AFFILIATES, EMPLOYEES, AGENTS AND REPRESENTATIVES (COLLECTIVELY, THE “SERVICE PROVIDER INDEMNITEES” AND INDIVIDUALLY, A “SERVICE PROVIDER INDEMNITEE”) FROM ANY AND ALL CLAIMS, IN WHICH THE SERVICE PROVIDER INDEMNITEE MAY BE INVOLVED, OR THREATENED TO BE INVOLVED, AS A PARTY OR OTHERWISE, IF AND TO THE EXTENT ARISING OUT OF OR RESULTING FROM ANY ACTS OR OMISSIONS BY THE SERVICE PROVIDER (INCLUDING ITS OWNERS, MANAGERS, OFFICERS, AFFILIATES, EMPLOYEES, AGENTS AND REPRESENTATIVES) THAT CONSTITUTE OR RESULT FROM THE SERVICE PROVIDER’S BAD FAITH, FRAUD, WILLFUL OR INTENTIONAL MISCONDUCT, CRIMINAL WRONGDOING, OR GROSS NEGLIGENCE.

(iii) Expenses incurred by an Indemnitee in defending or investigating a threatened or pending action, suit or proceeding shall be paid by the Service Recipients in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such Indemnitee to repay such amount if it shall ultimately be determined that such Indemnitee is not entitled to be indemnified by the Service Recipients.

(iv) The indemnification provided by this Section 2.5 shall continue as to an Indemnitee or Service Recipients Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns, administrators and personal representatives of the Indemnitees or Service Recipients Indemnitees, as applicable.

ARTICLE III

COMPENSATION

Section 3.1. Fees. The Service Recipients shall compensate the Service Provider for the provision of the services specified herein at a price equal to the Service Provider’s actually incurred cost of providing such services, including all direct costs and indirect administrative and overhead costs (including the allocable portion of salary, bonus, incentive compensation and other amounts paid to Persons who provide such services and an allocable portion of rent of office space, equipment and supplies and other office costs and expenses), and an allocable portion of rent of office space, equipment and supplies and other office costs and expenses for such office space, equipment and supplies used by the Service Recipient’s employees, contractors and service providers allocated in accordance with Service Provider’s regular and consistent accounting practices. Upon reasonable request, the Service Provider shall provide Service Recipients with financial reports sufficient to permit verification of Service Provider’s costs.

Section 3.2. Invoicing and Payment. The Service Provider will invoice each Service Recipient from time to time, as determined by the Service Provider in its sole discretion, subject to the provisions of this Section 3.2. Service Recipients will pay undisputed invoiced amounts promptly after the receipt of each such invoice. The Service Provider shall send an invoice to each Service Recipient on or before the twentieth (20th) day following the end of each month for charges incurred in the preceding month. Such invoices will be accompanied by statements which identify in reasonable detail all charges and credits, summarized by appropriate classifications of expense. Unless otherwise provided for in this Agreement, the Service Provider may require each Service Recipients to advance estimated cash outlays for the succeeding month’s services by the first day of the month for which the advance is required. The Service Provider shall adjust each monthly billing to reflect advances received by each Service Recipients. The Service Recipients shall pay all invoices within thirty (30) days after receipt. If requested by a Service Recipient, the Service Provider shall either (x) reimburse such Service Recipient at the end of such month the amount of any surplus advanced by or on behalf of such Service Recipients hereunder, or (y) apply any such surplus to amounts due to be paid by such Service Recipient in the next succeeding month. The payment and other obligations of the Company under any provision of this Agreement are the joint and several obligations of both the Company and the Corporation.

Section 3.3. Disputes.

(a) A SERVICE RECIPIENT (OR THE AUDIT COMMITTEE OF THE BOARD OF SUCH SERVICE RECIPIENT) MAY, WITHIN 60 DAYS AFTER RECEIPT OF AN INVOICE FROM THE SERVICE PROVIDER, TAKE WRITTEN EXCEPTION TO ANY CHARGE, ON THE GROUND THAT THE SAME WAS NOT A REASONABLE COST OR EXPENSE INCURRED BY THE SERVICE PROVIDER IN CONNECTION WITH THE PROVISION OF SERVICES. IF THE AMOUNT AS TO WHICH SUCH WRITTEN EXCEPTION IS TAKEN, OR ANY PART THEREOF, IS ULTIMATELY DETERMINED NOT TO BE A REASONABLE COST OR EXPENSE INCURRED BY THE SERVICE PROVIDER IN CONNECTION WITH THE PROVISION OF SERVICES, SUCH AMOUNT OR PORTION THEREOF (AS THE CASE MAY BE) SHALL BE REFUNDED BY THE SERVICE PROVIDER TO SUCH SERVICE RECIPIENT. NOTWITHSTANDING ANYTHING HEREIN TO THE CONTRARY, A SERVICE RECIPIENT (OR THE AUDIT COMMITTEE OF THE BOARD OF SUCH SERVICE RECIPIENT) MAY TAKE EXCEPTION TO ANY CHARGE WITHIN THE PERIOD SPECIFIED ABOVE NOTWITHSTANDING THAT THE RELATED INVOICE WAS PAID IN FULL.

(b) If, within 20 days after receipt of any written exception pursuant to Section 3.3(a), a Service Recipient (or the audit committee of the Board of such Service Recipient) and the Service Provider have been unable to resolve any dispute, and if the aggregate amount in dispute exceeds $100,000, such Service Recipient (or the audit committee of the Board of such Service Recipient) or the Service Provider may submit the dispute to an independent third party accounting firm that is mutually agreeable to such Service Recipient (audit committee of the Board of such Service Recipient), on the one hand, and the Service Provider, on the other hand. The parties shall cooperate with such accounting firm and shall provide such auditing firm access to such books and records as may be reasonably necessary to permit a determination by such auditing firm. The resolution by such auditing firm shall be final and binding on the parties.

ARTICLE IV

COVENANTS OF THE SERVICE PROVIDER

Section 4.1. Compliance with Agreements. The Service Provider covenants and agrees to comply in all material respects with its duties and obligations hereunder.

Section 4.2. Maintenance of Qualified Staff and Personnel. The Service Provider covenants and agrees that it will at all times have available to the Service Recipients during the term of this Agreement personnel, including outside contractors and consultants, which will be adequate in size, experience and competency to discharge properly the duties and functions of the Service Provider hereunder, including without limitation engineers and other technical personnel, accountants and secretarial and clerical personnel; provided, however, that the Service Provider may, in its discretion, condition its obligation to provide any additional amount or type of service that may be requested by a Service Recipient from time to time upon (a) reasonable advance notice of such request so that Service Provider may adequately secure resources to meet such request and (b) receipt by the Service Provider of a sufficient cash deposit from the Service Recipients to cover the amount to be invoiced to the Service Recipients (as estimated by the

Service Provider) for such service for a period of at least 30 days’ provided that, any invoices for such services shall be offset by the amount of the cash deposit. Each Service Recipients, in its reasonable discretion, shall have the right at any time, to designate employees or contractors of the Service Provider who shall not provide services for such Service Recipient pursuant to this Agreement or otherwise.

Section 4.3. Situs of Books and Records. The Service Provider covenants and agrees to keep the books, records, files and other information to be maintained by it hereunder or which comes into its possession pursuant to this Agreement at the same address that it uses for notice purposes hereunder.

ARTICLE V

TERM

Section 5.1. Term of this Agreement. This Agreement shall continue initially until the anniversary date of this Agreement in the year 2018, and shall be renewed and shall continue automatically thereafter for additional one year terms unless either party provides written notice to the other party hereto of its desire not to renew this Agreement at least 90 days prior to such anniversary date; provided, however, that either party hereto may terminate this Agreement, whether during the initial term or any time thereafter (and whether or not in connection with an anniversary date of this Agreement) by giving written notice of termination to the other party at least 90 days prior to the date as of which such termination is to be effective.

Section 5.2. Transition Obligations. Upon the termination of this Agreement, the Service Provider shall take all actions reasonably necessary to effect the transition of the services hereunder to the Service Recipients or to a successor provider or providers of such services designated by the Service Recipients or the Service Recipients in an orderly and expeditious manner, including the assignment to the Service Recipients, or the service provider(s), as applicable, under any contracts entered into by the Service Provider relating to the performance of such services; provided, however, that the Service Provider shall not be responsible for (and the Service Recipients shall be responsible for) any payments, costs and expenses required in connection with securing transfer of such contracts. In addition, the Service Provider shall identify to the Service Recipients, and use good faith efforts to terminate in a cost-effective manner (unless the Service Recipients instructs it otherwise), any continuing payment or other contractual obligations that it or its Affiliates entered into for the benefit of either Service Recipient and its Affiliates in order to provide the services under this Agreement. The Service Recipients shall continue to be responsible for such payment obligations, and related costs and expenses incurred in connection with such termination, until such termination is effective. As an example, and without limiting the generality of the foregoing, in the event the Service Provider agreed to lease (in its own name) additional office space to house either or both of the Service Recipients or their employees or contractors, or Persons used to provide services primarily or exclusively for the benefit of either or both of the Service Recipients and their respective Affiliates, then (unless the Service Recipients instruct the Service Provider otherwise), upon termination of this Agreement, the Service Provider shall use good faith efforts to terminate such lease of additional office space; and the payment obligations and related costs and expenses it incurs in connection therewith, including without limitation the rental payments that it is unsuccessful in securing a landlord’s consent to early termination, will be charged to and paid by the Service Recipients. In connection with the foregoing, the Service Provider will cooperate with the Service Recipients to minimize such obligations (provided, however, such cooperation shall not include requiring the Service Provider to terminate lease obligations relating to lease space used by the Service Provider for any purpose other than exclusively for the Service Recipients), and will keep the Service Recipients informed of the progress of the same.

ARTICLE VI

RELATIONSHIP OF PARTIES; TITLE TO ASSETS; ACCESS RIGHTS

Section 6.1. Independent Contractor Status. From time to time a Service Recipient may request that the Service Provider act as an agent of such Service Recipient with respect to the services provided by it hereunder. Notwithstanding anything in this Agreement to the contrary, (a) the relationship of the Service Provider to the Service Recipients shall be and remain that of an independent contractor; (b) neither the Service Provider nor any Affiliate, director, manager, officer, agent or representative thereof shall be deemed, as a result of this Agreement, to be an employee of the Service Recipients; and (c) nothing herein shall be deemed or construed to create a partnership or joint venture under applicable state law between the Service Provider, on the one hand, and either or both of the Service Recipients, on the other hand, or to cause a party hereto (whether the Service Provider, on the one hand, or the Service Recipients, on the other hand) to be responsible in any way for the debts and obligations of the other party hereto.

Section 6.2. Title to Assets. Notwithstanding anything else herein to the contrary, all real and personal property related to any of the Properties shall be owned by and acquired in the name of the Service Recipient on whose behalf such Property is being acquired, absent an instruction by the Service Recipients to the contrary. All books and records, files, databases, geological and geophysical data, engineering data, maps, interpretations and other technical information, and other data and information specifically relating to the Properties, and all software specifically purchased for the primary benefit of either Service Recipient and paid for primarily with funds furnished by the Service Recipients in connection with the services provided hereunder that are specific to such services, shall be and remain the sole and exclusive properties of such Service Recipient and (without limiting the provisions of this Section 6.2 or any other provision of this Agreement) shall be delivered to such Service Recipient immediately upon termination of this Agreement.

Section 6.3. Access.

(a) The Service Recipients, and their respective representatives, upon written notice to the Service Provider, shall have the right, during normal business hours, to inspect, review and copy the books, records, files and other information maintained by the Service Provider that relate to its obligations and activities under or with respect to this Agreement, and each party to this Agreement shall cooperate with the other parties to this Agreement to provide any and all documents and take such other actions as may be reasonably requested by a party to this Agreement, all at the expense of the Service Recipients (or at the option of the Service Provider, the Service Recipient who requests or whose Affiliates request the same). The Service Recipients, upon written notice to the Service Provider, shall have the right, during normal business hours, to audit the books and records maintained by the Service Provider hereunder.

(b) The Service Provider shall provide the Service Recipients and their respective representatives, at their sole risk and expense, with access to the Properties to the extent that the Service Provider has the authority to grant such access (subject, however, to the execution of a standard form of release of liability as a result of entry to any operating asset and agreement to maintain the confidentiality of all information inspected, reviewed and copied and conduct the access in a manner that minimizes the interference with the operation of the Properties).

ARTICLE VII

REPRESENTATIONS AND WARRANTIES

Section 7.1. Service Provider’s Special Representations and Warranties. The Service Provider hereby represents and warrants to the Service Recipients as follows:

(a) The Service Provider is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified as a foreign limited liability company to operate in the State of Texas.

(b) The Service Provider has full power and authority to enter into and perform its obligations under this Agreement.

Section 7.2. Parties’ Representations and Warranties. Each party to this Agreement hereby represents and warrants to the other parties to this Agreement as follows:

(a) This Agreement has been duly authorized, executed and delivered by such party, constitutes the legal, valid and binding obligation of such party and, except as may be affected (i) by bankruptcy, insolvency, moratorium, reorganization and other similar laws and judicial decisions affecting the rights of creditors generally and (ii) by general principles of equity and public policy (regardless of whether considered at law or in equity), is enforceable against such party in accordance with its terms.

(b) The execution, delivery and performance of this Agreement by such party, and the consummation of the transactions contemplated hereby by such party, will not, without the giving of notice or the lapse of time, or both, (i) violate any provision of applicable law, order, injunction or judgment to which such party is subject, (ii) conflict with, or result in a breach or default under, any term or condition of its governing documents or any agreement or other instrument to which such party is a party or by which its properties are bound, or (iii) require any consent, approval, notification , waiver or other similar action from any third party.

ARTICLE VIII

MISCELLANEOUS

Section 8.1. Notices. All notices, requests or consents provided for or permitted to be given under this Agreement shall be in writing and shall be considered as properly given or made on the date of actual delivery if given by (a) personal delivery, (b) United States mail, (c) expedited overnight delivery service with proof of delivery, or (d) via email or facsimile with confirmation of delivery.

Section 8.2. Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto relating to the subject matter of this Agreement and supersedes all prior contracts or agreements with respect thereto, whether oral or written, including without limitation that certain Administrative Services Agreement by and between the Company and the Service Provider, as previously amended or modified, that was in effect prior to the date hereof. Except as provided in Section 2.5, nothing in this Agreement, express or implied, is intended to confer upon any other Person (other than the parties to this Agreement), any rights or remedies under or by reason of this Agreement.

Section 8.3. Effect of Waiver or Consent. A waiver or consent, express or implied, to or of any breach or default by any party in the performance by that party of its obligations under this Agreement will not constitute a consent or waiver to or of any other breach or default or any other obligations under this Agreement. Failure on the part of a party to this Agreement to complain of any act of the other party to this Agreement or to declare the other party in default with respect to this Agreement, irrespective of how long such failure continues, will not constitute a waiver by that party of its rights with respect to that default until the applicable limitations period has expired.

Section 8.4. Amendment or Modification. Except as otherwise expressly provided in this Agreement, any amendment or modification to this Agreement requires the written consent or approval of the parties to this Agreement.

Section 8.5. Binding Effect. This Agreement will be binding on and inure to the benefit of the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither party shall assign this Agreement, in whole or in part, to any other Person without the express prior written consent of the other party to this Agreement, determined in such other party’s sole and absolute discretion.

Section 8.6. Governing Law; Severability; Waiver of Jury Trial.

(a) This Agreement is governed by and will be construed in accordance with the laws of the State of Texas, excluding any conflict-of-laws rule or principle (whether under the laws of Texas or any other jurisdiction) that might refer the governance or the construction of this Agreement to the law of another jurisdiction. If any provision of this Agreement or its application to any party or circumstance is held invalid or unenforceable to any extent, the remainder of this Agreement and the application of such provision to other Persons or circumstances will not be affected thereby, and such provision will be enforced to the greatest extent permitted by law.

(b) THE PARTIES HERETO VOLUNTARILY AND IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF TEXAS AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA IN HARRIS COUNTY, TEXAS, OVER ANY DISPUTE BETWEEN THE PARTIES ARISING OUT OF THIS AGREEMENT, AND EACH PARTY IRREVOCABLY AGREE THAT ALL SUCH CLAIMS IN RESPECT OF SUCH DISPUTE SHALL BE HEARD AND DETERMINED IN SUCH COURTS. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION

WHICH SUCH PARTY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH DISPUTE ARISING OUT OF THIS AGREEMENT BROUGHT IN SUCH COURT OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE. EACH PARTY AGREES THAT A JUDGMENT IN ANY SUCH DISPUTE MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) EACH OF THE PARTIES HERETO HEREBY VOLUNTARILY AND IRREVOCABLY WAIVES TRIAL BY JURY IN ANY DISPUTE (AS DEFINED BELOW) OR OTHER PROCEEDING RELATED THERETO BROUGHT IN CONNECTION WITH THIS AGREEMENT.

Section 8.7. Survivability. The various representations, warranties, covenants, agreements and duties in and under this Agreement shall survive the execution and delivery of this Agreement and terminate upon termination or expiration of this Agreement, except for Articles III, VI, VII, VIII and Section 2.5(b) and 2.5(c).

Section 8.8. Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each party to this Agreement will execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and such transactions.

Section 8.9. Confidentiality. Each party to this Agreement will, and will cause each of its directors, officers, agents or other representatives to, keep confidential all non-public information received from or otherwise relating to, the other party to this Agreement and such other party’s subsidiaries, equity holders, properties and businesses (“Confidential Information”), and will not, and will not permit its directors, officers, agents and other representatives to, (a) disclose Confidential Information to any other Person other than (i) to another party hereto for a valid business purpose relating to its rights and obligations under this Agreement, (ii) in the case of the Service Provider (and its directors, officers, agents and other representatives), in carrying its duties in the best interests of the Service Recipients, or (iii) in the case of the Service Recipients, to any Person who is a potential acquirer of either or both of the Service Recipients or any of their respective subsidiaries (or of all or substantially all of the assets of either or both of the Service Recipients or any of their respective subsidiaries) so long as such Person is subject to a confidentiality agreement with respect to the Confidential Information, or (b) use Confidential Information for anything other than as necessary and appropriate in carrying out its rights and obligations under this Agreement. The restrictions set forth herein do not apply to any disclosures required by law or regulatory authority (pursuant to the advice of counsel), so long as (x) the Person subject to such disclosure obligations provides prior written notice (to the extent reasonably practicable and permitted by applicable law) to the other party to this Agreement stating the basis upon which the disclosure is asserted to be required, and (y) the Person subject to such disclosure obligations takes all reasonable steps permitted by applicable law (without the obligation to spend money or incur liabilities) to oppose or mitigate any such disclosure. As used herein the term “Confidential Information” shall not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by the other party to this Agreement (or its directors, officers, agents or other representatives) in violation of this Agreement, (ii) is or was available to such disclosing party on a non-confidential basis prior to its disclosure by the other party to this Agreement or (iii) was or becomes available to such party on a non-confidential basis from a source other than the other party to this Agreement, which source is or was (at the time of receipt of the relevant information) not, to the best of such party’s knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the other party to this Agreement.

Section 8.10. Counterparts. This Agreement may be executed in any number of counterparts, by facsimile or electronic signatures or otherwise, with the same effect as if all signatories had signed the same document. All counterparts will be construed together and constitute the same instrument.

Section 8.11. Electronic Transmissions. Each of the parties hereto agrees that (a) any consent or signed document transmitted by electronic transmission shall be treated in all manner and respects as an original written document, (b) any such consent or document shall be considered to have the same binding and legal effect as an original document and (c) at the request of any party hereto, any such consent or document shall be re-delivered or re-executed, as appropriate, by the relevant party or parties in its original form. Each of the parties further agrees that they will not raise the transmission of a consent or document by electronic transmission as a defense in any proceeding or action in which the validity of such consent or document is at issue and hereby forever waives such defense. For purposes of this Agreement, the term “electronic transmission” means any form of communication not directly involving the physical transmission of paper, that creates a record that may be retained, retrieved and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

(*Remainder of Page Intentionally Left Blank Signature Page Follows*)

IN WITNESS WHEREOF, each of the undersigned parties has caused this Amended and Restated Administrative Services Agreement to be duly executed by its authorized officer or representative, effective as of the date first written above.

SOLARIS OILFIELD INFRASTRUCTURE, INC.

By:
Name:
Title:

SOLARIS OILFIELD INFRASTRUCTURE, LLC

By:
Name:
Title:

Address For Notice Purposes for either Service Recipient:
Solaris Oilfield Infrastructure, Inc.
9811 Katy Freeway, Suite 900
Houston, Texas 77024
Attention: Kyle Ramachandran
Fax: 713-574-2960

SOLARIS ENERGY MANAGEMENT, LLC

By:
Name:
Title:

Address For Notice Purposes:
Solaris Energy Management, LLC
9811 Katy Freeway, Suite 900
Houston, Texas 77024
Attention: Chris Work
Fax: 713-574-2960

Signature Page to

Amended and Restated Administrative Services Agreement